CUSIP No. 682189105	13G	Page 15 of 15

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, CHF 0.10 par value per share, of On Holding AG and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.

STRIPES III, LP

By: Stripes GP III, LLC; its general partner

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES IV, LP

By: Stripes GP IV, LLC; its general partner

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES SECONDARY HOLDINGS I, LP

By: Stripes Secondary Holdings GP I, LLC; its general partner

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES GP III, LLC

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES GP IV, LLC

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES SECONDARY HOLDINGS GP I, LLC

By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

STRIPES HOLDINGS, LLC

By:	/s/ Kenneth A. Fox

Name:	Kenneth A. Fox
Title:	Member

/s/ Kenneth A. Fox
Kenneth A. Fox